                      CONTRIBUTION AND FORMATION AGREEMENT

                              dated April 18, 1999

                                     between

                          TCI OF INDIANA HOLDINGS, LLC

                                       and

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
SECTION 1.  DEFINITIONS...........................................................................................1
       1.1          Affiliate.....................................................................................1
       1.2          Business Day..................................................................................2
       1.3          Governmental Authority........................................................................2
       1.4          Insight Required Consents.....................................................................2
       1.5          InterMedia Companies..........................................................................2
       1.6          IP-Kentucky...................................................................................2
       1.7          IP-VI.........................................................................................2
       1.8          IPG-VI........................................................................................2
       1.9          Judgment......................................................................................2
       1.10         Legal Requirement.............................................................................2
       1.11         Lien..........................................................................................2
       1.12         Permitted Liens...............................................................................3
       1.13         Person........................................................................................3
       1.14         Purchase Agreement Closing....................................................................3
       1.15         Subsidiary Partnerships.......................................................................3
       1.16         TCI Required Consents.........................................................................3
       1.17         Other Definitions.............................................................................3

SECTION 2.  FORMATION OF NEW LP; CONTRIBUTIONS....................................................................4
       2.1          Formation of New LP...........................................................................4
       2.2          Agreement to Contribute to New LP.............................................................4
       2.3          Issuance of Partnership Interests.............................................................4

SECTION 3.  FORMATION OF NEW LLC; CONTRIBUTIONS...................................................................4
       3.1          Formation of New LLC..........................................................................4
       3.2          Agreement to Contribute to New LLC............................................................4
       3.3          Issuance of Membership Interests..............................................................4
       3.4          Assignment to New LLC.........................................................................4

SECTION 4.  ADDITIONAL PARTNERSHIP MATTERS........................................................................5
       4.1          Amendments to Operating and Partnership Agreements............................................5

SECTION 5.  INSIGHT'S REPRESENTATIONS AND WARRANTIES..............................................................6
       5.1          Organization and Qualification of Insight.....................................................6
       5.2          Authority and Validity........................................................................6
       5.3          No Conflict; Required Consents................................................................6


SECTION 6.  TCI'S REPRESENTATIONS AND WARRANTIES..................................................................7
      6.1           Organization and Qualification of TCI.........................................................7
      6.2           Authority and Validity........................................................................7
      6.3           No Conflict; Required Consents................................................................7

SECTION 7.  ADDITIONAL COVENANTS..................................................................................8
      7.1           Required Consents.............................................................................8
      7.2           Purchase Agreement Amendment and Conditions...................................................8
      7.3           Noncompetition Agreement......................................................................8
      7.4           Confidentiality and Publicity.................................................................8
      7.5           Satisfaction of Conditions....................................................................9
      7.6           Schedules 5.3 and 6.3.........................................................................9

SECTION 8.  CONDITIONS PRECEDENT.................................................................................10
      8.1           Conditions to Insight's Obligations..........................................................10
      8.2           Conditions to TCI's Obligations..............................................................10

SECTION 9.  THE CLOSING..........................................................................................11
      9.1           The Closing; Time and Place..................................................................11
      9.2           TCI's Delivery Obligations...................................................................11
      9.3           Insight's Delivery Obligations...............................................................12

SECTION 10.  TERMINATION AND DEFAULT.............................................................................13
      10.1          Termination Events...........................................................................13
      10.2          Effect of Termination........................................................................13

SECTION 11. MISCELLANEOUS PROVISIONS.............................................................................14
      11.1          Parties Obligated and Benefited..............................................................14
      11.2          Notices......................................................................................14
      11.3          Right to Specific Performance................................................................15
      11.4          Waiver.......................................................................................15
      11.5          Captions.....................................................................................15
      11.6          Choice of Law................................................................................15
      11.7          Terms........................................................................................15
      11.8          Rights Cumulative............................................................................16
      11.9          Time.........................................................................................16
      11.10         Late Payments................................................................................16
      11.11         Counterparts.................................................................................16
      11.12         Entire Agreement.............................................................................16
      11.13         Severability.................................................................................16
      11.14         Construction.................................................................................16
      11.15         Expenses.....................................................................................16
      11.16         Tax Consequences.............................................................................16

      11.17         Commercially Reasonable Efforts..............................................................17
      11.18         Further Assurances...........................................................................17
      11.19         Third Party Beneficiary......................................................................17


                         LIST OF SCHEDULES AND EXHIBITS

Schedules
---------

Schedule 5.3                                         Insight Required Consents
------------

Schedule 6.3                                         TCI Required Consents
------------

Exhibits
--------

Exhibit A                                            Form Agreement
---------

                      CONTRIBUTION AND FORMATION AGREEMENT

         THIS CONTRIBUTION AND FORMATION AGREEMENT (this "Agreement") is made and entered into as of the 18th day of April, 1999, between TCI of Indiana Holdings, LLC, a Colorado limited liability company ("TCI"), and Insight Communications Company, L.P., a Delaware limited liability company ("Insight").

                                    RECITALS

         A. TCI and Insight are members of Insight Communications of Indiana, LLC, a Delaware limited liability company ("TCI/Insight LLC").

         B. Insight and certain affiliates of TCI have also entered into (together with the other parties named therein) a Purchase Agreement dated as of April 18, 1999 (the "Purchase Agreement") with respect to the purchase by Insight of 50% of the partnership interests in InterMedia Capital Partners VI, L.P., a Delaware limited partnership ("ICP-VI").

         C. All partnership interests in ICP-VI held by affiliates of TCI immediately following the Purchase Agreement Closing will be transferred to TCI immediately following the Purchase Agreement Closing.

         D. Each of TCI and Insight desires to contribute its partnership interests in ICP-VI and its membership interests in TCI/Insight LLC to a newly formed limited partnership.

         E. TCI and Insight desire to enter into this Agreement to effect the foregoing transactions and the other transactions described herein.

                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

SECTION 1.  DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following capitalized terms or terms otherwise defined in this Section 1 shall have the meanings set forth below:

         1.1 Affiliate. With respect to any Person, any Person controlling, controlled by or under common control with such Person; "control" means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of the authority to direct the management and policies of a Person.

                  1.2 Business Day. Any day other than a Saturday, Sunday or a day on which the banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

                  1.3 Governmental Authority. The United States of America, any state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

                  1.4 Insight Required Consents. Any and all consents, authorizations and approvals (other than the TCI Required Consents) that are required for (i) Insight and/or TCI to transfer their partnership interests in ICP-VI to New LP, (ii) Insight and/or TCI to transfer their membership interests in TCI/Insight LLC to New LP or (iii) the consummation of the other transactions contemplated by this Agreement.

                  1.5 InterMedia Companies. ICP-VI and the Subsidiary Partnerships.

                  1.6 IP-Kentucky. InterMedia Partners of Kentucky, L.P., a Delaware limited partnership.

                  1.7 IP-VI. InterMedia Partners VI, L.P., a Delaware limited partnership.

                  1.8 IPG-VI. InterMedia Partners Group VI, L.P., a Delaware limited partnership.

                  1.9 Judgment. Any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

                  1.10 Legal Requirement. Applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

                  1.11 Lien. Any security interest, security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to, defect in or other condition affecting title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, protrusions, easements, rights-of-way, rights of first refusal, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property.

                  1.12 Permitted Liens. Liens required to be granted by TCI and Insight to lenders to TCI/Insight LLC, ICP-VI, the Subsidiary Partnerships or New LP.

                  1.13 Person. Any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

                  1.14 Purchase Agreement Closing. The date of closing under the Purchase Agreement.

                  1.15 Subsidiary Partnerships.  The following partnerships:
IPG-VI, IP-VI and IP-Kentucky.

                  1.16 TCI Required Consents. Any and all consents, authorizations and approvals required under any agreement to which TCI is individually a party (other than agreements related to its status as a partner in ICP-VI or as a member in TCI/Insight LLC) for TCI to transfer its partnership interests in ICP-VI and its membership interests in TCI/Insight LLC to New LP.

                  1.17 Other Definitions. The following terms are defined in the Sections or Recitals indicated:

   Term                                                      Section or Recital
   ----                                                      ------------------

   Agreement                                                     Preamble

   Amended and Restated Subsidiary Partnership Agreements          4.1(b)
   Amended and Restated TCI/Insight LLC Operating Agreement        4.1(a)
   Closing                                                         9.1
   Closing Date                                                    9.1
   "commercially reasonable efforts"                              11.17
   Insight                                                       Preamble
   ICP-VI                                                        Recital B
   New LLC                                                         3.1
   New LLC Operating Agreement                                     3.3
   New LP                                                          2.1
   New LP Partnership Agreement                                    2.1
   Outside Closing Date                                           10.1(b)
   Prime Rate                                                     11.10
   Purchase Agreement                                            Recital B
   TCI                                                           Preamble
   TCI/Insight LLC                                               Recital A
   TCI/Insight LLC Operating Agreement                            4.1(a)

SECTION 2.   FORMATION OF NEW LP; CONTRIBUTIONS

                  2.1 Formation of New LP. Prior to Closing, TCI and Insight will form a new Delaware limited partnership ("New LP"). TCI and Insight will use their best efforts to agree on the limited partnership agreement for New LP (the "New LP Partnership Agreement") within ten Business Days following the date of this Agreement, the substantive terms of such limited partnership agreement to be the same as the substantive terms of the draft limited liability company operating agreement that is attached hereto as Exhibit A (the "Form Agreement"), with such modifications thereto as may be necessary to reflect the different structures of the entities and to complete missing information. The New LP Partnership Agreement will be executed and delivered by each of TCI and Insight at Closing.

                  2.2 Agreement to Contribute to New LP. Subject to the terms and conditions set forth in this Agreement, at Closing, each of TCI and Insight will contribute to New LP a 50% partnership interest in ICP-VI, and a 50% membership interest in TCI/Insight LLC, in each case free and clear of all Liens other than Permitted Liens.

                  2.3 Issuance of Partnership Interests. In consideration for the contributions to New LP described in Section 2.2, each of TCI and Insight will receive at the time of contribution, a 50% partnership interest in New LP, the nature of such partnership interests (i.e., general or limited) to be as set forth in, and in accordance with the terms of, the New LP Partnership Agreement.

SECTION 3.   FORMATION OF NEW LLC; CONTRIBUTIONS

                  3.1 Formation of New LLC. Prior to the Purchase Agreement Closing, TCI and Insight will form a new Delaware limited liability company ("New LLC").

                  3.2 Agreement to Contribute to New LLC. Subject to the terms and conditions set forth in this Agreement, at the Purchase Agreement Closing, each of TCI and Insight will contribute $15,000 by wire transfer of immediately available funds to New LLC.

                  3.3 Issuance of Membership Interests. In consideration for the contributions to New LLC described in Section 3.2, each of TCI and Insight will receive at the time of contribution, a 50% membership interest in New LLC, as set forth in, and in accordance with the terms of, the operating agreement of New LLC that will be entered into by TCI and Insight prior to Closing (the "New LLC Operating Agreement").

                  3.4 Assignment to New LLC. Insight hereby assigns to New LLC effective as of the date of its formation, Insight's right under the Purchase Agreement to purchase from InterMedia Management Inc. its .001% limited partnership interest in each of the Subsidiary Partnerships.

SECTION 4.  ADDITIONAL PARTNERSHIP MATTERS

                  4.1 Amendments to Operating and Partnership Agreements.

                  (a) Following Closing, New LP will be the sole member of TCI/Insight LLC. Effective as of the Closing, the operating agreement of TCI/Insight LLC (the "TCI/Insight LLC Operating Agreement") will be amended and restated in its entirety (the "Amended and Restated TCI Insight LLC Operating Agreement") in a manner consistent with its status as a wholly-owned subsidiary of New LP and otherwise satisfactory to TCI and Insight.

                  (b) Effective as of the Closing, the limited partnership agreements of the Subsidiary Partnerships will be amended and restated in their entirety (the "Amended and Restated Subsidiary Partnership Agreements") in a manner consistent with their status as subsidiaries of New LP, to eliminate any inconsistencies with the terms of the New LP Agreement, to reflect the revised ownership structure of their parent and otherwise satisfactory to TCI and Insight. If for any reason Closing does not occur on the same day as the Purchase Agreement Closing, the limited partnership agreements of the Subsidiary Partnership will terminate immediately following the Purchase Agreement Closing without further action by TCI or Insight and will be deemed to be have been amended and restated consistent with the preceding sentence; it being agreed that TCI and Insight will promptly document such amended and restated agreements.

                  (c) If for any reason Closing does not occur on the same day as the Purchase Agreement Closing, then: (i) the ICP-VI limited partnership agreement as in effect at the Purchase Agreement Closing will terminate immediately following the Purchase Agreement Closing without further action by TCI or Insight; and (ii) TCI and Insight will amend and restate the ICP-VI limited partnership agreement to reflect the terms of the New LP Partnership Agreement (or, if the New LP Partnership Agreement has not then been agreed upon, the terms of the Form Agreement), it being agreed that even if such amendment is not executed the ICP-VI limited partnership agreement will be deemed to have been amended from and after the Purchase Agreement Closing to reflect the terms of the New LP Partnership Agreement (or, if the New LP Partnership Agreement has not then been agreed upon, the terms of the Form Agreement).

                  4.2 Financing Issues. Insight will obtain TCI's written consent to the terms of any amendment to, or refinancing of, any existing indebtedness (including related agreements) of the InterMedia Companies that is entered into in connection with the consummation of the transactions contemplated by the Purchase Agreement or this Agreement. TCI may not withhold its consent to any amendment to the extent such amendment is necessary for Insight to obtain the waivers described in Section 6.8(d)(1) of the Purchase Agreement or to obtain the Blackstone Release (as defined in the Purchase Agreement); provided that any amendment necessary for such waivers or Blackstone Release may not adversely affect TCI's keepwell or guarantee or the tax treatment thereof.

SECTION 5.   INSIGHT'S REPRESENTATIONS AND WARRANTIES

         Insight represents and warrants to TCI as set forth below.

         5.1 Organization and Qualification of Insight. Insight is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its activities makes such qualification necessary. Insight's U.S. taxpayer identification number is 133290944.

         5.2 Authority and Validity. Insight has all requisite partnership power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Insight, the performance by Insight under, and the consummation by Insight of the transactions contemplated by, this Agreement have been duly and validly authorized by all required partnership action by or on behalf of Insight. This Agreement has been, and when executed and delivered by Insight the documents to be delivered by Insight in connection herewith will be, duly and validly executed and delivered by Insight and the valid and binding obligations of Insight, enforceable against Insight in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

         5.3 No Conflict; Required Consents. Except for, and subject to receipt of, the Insight Required Consents, all of which will be listed on Schedule 5.3 when delivered pursuant to Section 7.6, and the TCI Required Consents, the execution and delivery by Insight, the performance of Insight under (and for purposes of clauses (c) and (d), the performance of TCI under), and the consummation by Insight (and for purposes of clauses (c) and (d), the consummation by TCI) of the transactions contemplated by, this Agreement do not and will not: (a) conflict with or violate any provision of Insight's agreement of limited partnership; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Insight under, (iv) result in the creation or imposition of any Lien under any agreement to which Insight, the InterMedia Companies or TCI/Insight LLC is bound or by which it is affected, except for purposes of clauses (c) and (d) such consents, approvals, authorizations and filings that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on TCI, any of the InterMedia Companies or TCI/Insight LLC or on the ability of Insight or TCI to perform its obligations under this Agreement.

SECTION 6.   TCI'S REPRESENTATIONS AND WARRANTIES

         TCI represents and warrants to Insight as set forth below.

         6.1 Organization and Qualification of TCI. TCI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its activities makes such qualification necessary. TCI's U.S. taxpayer identification number is 841458995.

         6.2 Authority and Validity. TCI has all requisite limited liability company power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by TCI, the performance by TCI under, and the consummation by TCI of the transactions contemplated by, this Agreement have been duly and validly authorized by all required limited liability company action by or on behalf of TCI. This Agreement has been, and when executed and delivered by TCI the documents to be delivered by TCI in connection herewith will be, duly and validly executed and delivered by TCI and the valid and binding obligations of TCI, enforceable against TCI in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

         6.3 No Conflict; Required Consents. Except for, and subject to receipt of, the TCI Required Consents, all of which will be listed on Schedule 6.3 when delivered pursuant to Section 7.6, and the Insight Required Consents, the execution and delivery by TCI, the performance of TCI under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which TCI is a party do not and will not: (a) conflict with or violate any provision of TCI's limited liability company agreement; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of TCI under, (iv) result in the creation or imposition of any Lien under any agreement to which TCI is individually a party (other than agreements related to its status as a partner in ICP-VI or as a member in TCI/Insight LLC) bound, except for purposes of clauses (c) and (d) such consents, approvals, authorizations and filings, that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on Insight, any of the InterMedia
Companies or TCI/Insight LLC or on the ability of TCI to perform its obligations under this Agreement.

SECTION 7.   ADDITIONAL COVENANTS

                  7.1 Required Consents.

                           (a) Each of TCI and Insight will use its
commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all of its Required Consents, in form and substance reasonably satisfactory to the other, and will deliver to the other copies of such Required Consents promptly after they are obtained by such party; provided however that each of TCI and Insight will afford the other the opportunity to review, approve and revise the form of Required Consent prior to delivery to the party whose consent is sought. Each of TCI and Insight will cooperate with the other in its efforts to obtain its Required Consents. As soon as practicable after the date of this Agreement, but in any event no later than 45 days after the date of this Agreement, Insight will complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Governmental Authority, a request for such Governmental Authority's consent to the transactions contemplated by this Agreement if such consent is required.

                           (b) If and to the extent Insight or TCI shall have
waived the receipt of any Required Consent as a condition to Closing, TCI with respect to the TCI Required Consents and Insight with respect to the Insight Required Consents will continue to use commercially reasonable efforts to obtain in writing as promptly as possible any Required Consent which was not obtained on or before the Closing and will deliver copies of the same, reasonably satisfactory in form and substance, to the other. The obligations set forth in this Section will survive the Closing and will not be merged in the consummation of the transactions contemplated hereby.

                  7.2 Purchase Agreement Amendment and Conditions. Without the prior written consent of TCI, Insight will not agree to any amendment to the Purchase Agreement or waive any term of, or condition to the obligations of Insight under, the Purchase Agreement, if such amendment or waiver has or could reasonably be expected to have an adverse effect on TCI, New LP, the InterMedia Companies, or TCI/Insight LLC.

                  7.3 Noncompetition Agreement. Effective as of the Purchase Agreement Closing, the Noncompetition Agreement dated as of April 30, 1998 between TCI Communications, Inc. and ICP-VI will terminate without further action and will be of no further force or effect.

                  7.4 Confidentiality and Publicity.

                           (a) Each of Insight and TCI will use commercially
reasonable efforts to assure that any non-public information that such party may obtain from the other in connection with this Agreement will be kept confidential and, such party will not disclose, and will cause its employees, consultants, advisors and agents not to disclose, any such information to any other Person (other than its directors, officers and employees and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use, and will cause its employees, consultants, advisors and agents not to use, such information to the detriment of the other; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (ii) to the extent that such party may, in the reasonable opinion of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it will have used all reasonable efforts, and will have afforded the other the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. The obligation of Insight and TCI to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of termination of this Agreement, each of Insight and TCI will use all reasonable efforts to cause to be delivered to the other, and retain no copies of, any documents, work papers and other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution hereof.

                           (b) Neither party will issue any press release or
make any other public announcement or any oral or written statement to its or the other party's employees concerning this Agreement and the transactions contemplated hereby, except as required by applicable Legal Requirements, without the prior written consent and approval of the other, which consent and approval may not be unreasonably withheld.

                  7.5 Satisfaction of Conditions. Each of Insight and TCI will use its commercially reasonable efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 8, with "commercially reasonable efforts" being determined with respect to any particular matter as set forth elsewhere in this Agreement.

                  7.6 Schedules 5.3 and 6.3. Insight will deliver Schedule 5.3 to TCI and TCI will deliver Schedule 6.3 to Insight within fifteen Business Days following the date of this Agreement. Insight will not be liable to TCI for any failure to list an Insight Required Consent or failure to obtain an unlisted Insight Required Consent (other than an Insight Required Consent that relates to any agreement to which Insight is individually a party) unless such failure constitutes gross negligence, willful misconduct or willful breach by Insight. Upon such delivery, such Schedules will be deemed to have been part of this Agreement from the date hereof. Within 15 Business Days following the date of this Agreement TCI will deliver to Insight a list of any Insight Required Consents with respect to any agreement to which TCI is individually a party that relates to its status as a partner in ICP-VI (such as the TCI keepwell and guarantee), it being agreed by TCI that Insight will have no liability for failing to obtain an Insight Required Consent with respect to any agreement to which TCI is individually a party that relates to its status as a partner in ICP-VI (such as the TCI keepwell and guarantee) if TCI does not notify Insight of the existence of such agreement.

SECTION 8.  CONDITIONS PRECEDENT

                  8.1 Conditions to Insight's Obligations. The obligations of Insight to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or before the Closing of the following conditions, any of which may be waived by Insight.

                           (a) Accuracy of Representations and Warranties.  The
representations and warranties of TCI in this Agreement, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects, in each case at and as of the Closing with the same effect as if made at and as of the Closing.

                           (b) Performance of Agreements. TCI has performed in
all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before the Closing.

                           (c) Deliveries.  TCI has delivered the items and
documents required to be delivered by it pursuant to this Agreement, including those required under Section 9.2.

                           (d) Legal Proceedings. No action, suit or proceeding
is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                           (e) Consents. Insight has received evidence, in form
and substance reasonably satisfactory to it, that the TCI Required Consents and the Insight Required Consents have been obtained.

                           (f) Purchase Agreement. The Purchase Agreement
Closing shall have occurred.

                  8.2 Conditions to TCI's Obligations. The obligations of TCI to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or before the Closing of the following conditions, any of which may be waived by TCI.

                           (a) Accuracy of Representations and Warranties. The
representations and warranties of Insight in this Agreement, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects, in each case at and as of the Closing with the same effect as if made at and as of the Closing.

                           (b) Performance of Agreements. Insight has performed
in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before the Closing.

                           (c) Deliveries.  Insight has delivered the items and
documents required to be delivered by it pursuant to this Agreement, including those required under Section 9.3.

                           (d) Legal Proceedings. No action, suit or proceeding
is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                           (e) Consents. TCI has received evidence, in form and
substance reasonably satisfactory to it, that the Insight Required Consents and the TCI Required Consents have been obtained.

                           (f) Purchase Agreement. The Purchase Agreement
Closing shall have occurred.

SECTION 9.  THE CLOSING

                  9.1 The Closing; Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the date of the Purchase Agreement Closing (the date on which Closing occurs being referred to herein as the "Closing Date") provided that all conditions set forth in Sections 8.1 and 8.2 (other than those based on acts to be performed at the Closing) have either been satisfied or waived in writing by the party entitled to the benefit of such condition on such date. If the Closing Date does not occur on the date of the Purchase Agreement Closing, the Closing Date shall be on a date mutually determined by TCI and Insight that is within ten days after the date on which all conditions set forth in Sections
8.1 and 8.2 (other than those based on acts to be performed at the Closing) have either been satisfied or waived in writing by the party entitled to the benefit of such condition.

                  9.2 TCI's Delivery Obligations. At the Closing, TCI will deliver or cause to be delivered to Insight the following.

                           (a) Bill of Sale and Assignment. An executed Bill of
Sale and Assignment and such other instruments of transfer or assignment, in form and substance mutually satisfactory the parties, as Insight may reasonably require to document the transfer and assignment of TCI's interests in ICP-VI and TCI/Insight LLC to New LP free and clear of all Liens other than Permitted Liens.

                           (b) Evidence of Authorization Actions.  Evidence
reasonably satisfactory to Insight that TCI has taken all limited liability company action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

                           (c) Officer's Certificate. A certificate executed by
an executive officer of the managing member of TCI LLC dated the Closing Date, reasonably satisfactory in form and substance to Insight certifying that the conditions specified in Sections 8.1(a) and 8.1(b) have been satisfied.

                           (d) Signature Pages. An original executed signature
page of TCI to the following agreements, to the extent not previously delivered:

                                    (1) The New LP Partnership Agreement;

                                    (2) The New LLC Operating Agreement.

                           (e) Other. Such other documents and instruments as
may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                  9.3 Insight's Delivery Obligations. At the Closing, except as otherwise provided below, Insight will deliver or cause to be delivered to TCI the following.

                           (a) Bill of Sale and Assignment. An executed Bill of
Sale and Assignment and such other instruments of transfer or assignment, in form and substance mutually satisfactory to the parties, as TCI may reasonably require to document the transfer and assignment of Insight's interests in ICP-VI and TCI/Insight LLC to New LP free and clear of all Liens other than Permitted Liens.

                           (b) Evidence of Authorization Actions.  Evidence
reasonably satisfactory to TCI that Insight has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

                           (c) Officer's Certificates. A certificate executed
by an executive officer of the ultimate corporate general partner of Insight dated the Closing Date, reasonably satisfactory in form and substance to TCI certifying that the conditions specified in Sections 8.2(a) and 8.2(b) have been satisfied.

                           (d) Signature Pages.  An original executed signature
page of Insight and the other parties (other than TCI) to the following agreements to the extent not previously delivered:

                                    (1) The New LP Partnership Agreement;

                                    (2) The New LLC Operating Agreement;

                                    (3) The Amended and Restated TCI/Insight LLC
                                        Operating Agreement;

                                    (4) The Amended and Restated Subsidiary
                                        Partnership Agreements.

                           (e) Other. Such other documents and instruments as
may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

SECTION 10.   TERMINATION AND DEFAULT

                  10.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                           (a) at any time by the mutual agreement of Insight
and TCI;

                           (b) by either Insight or TCI at any time (if such
party itself is not then in material breach of any of its covenants, agreements or other obligations contained in this Agreement), if the other is in material breach or default of any of its covenants, agreements or other obligations herein, or if any of its representations herein if specifically qualified by materiality, is not true in all respects or, if qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement to be true, if the non-breaching party provides the breaching party with prompt written notice that provides a reasonably detailed explanation of the facts and circumstances surrounding such breach or default; provided that such party shall have no right to terminate if (i) the breaching Party cures such breach or default within 30 days after its receipt of such written notice, unless such breach or default cannot be cured within such 30-day period; or
(ii) the breach or default is capable of being cured prior to the one year anniversary of the date of this Agreement (the "Outside Closing Date") and the breaching party commences to cure such breach or default within such 30-day period and diligently continues to take all action reasonably necessary to cure such breach or default prior to the Outside Closing Date and such breach or default is cured prior to the Outside Closing Date; or

                           (c) by either Insight or TCI upon written notice to
the other given not earlier than the Outside Closing Date, if any of the conditions to its obligations set forth in Sections 8.1 and 8.2, respectively, are not satisfied on or before the Outside Closing Date for any reason other than a material breach or default by the terminating party of its respective covenants, agreements or other obligations under this Agreement, or if any of its representations herein, if specifically qualified by materiality, is not true in all respects or, if qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement to be true; or

                           (d) automatically if the Purchase Agreement has been
terminated prior to closing thereunder; or

                           (e) as otherwise provided in this Agreement.

                  10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in Sections 3, 4.1(b), 4.1(c), 4.2, 7.3, 7.4 and 11.1, 11.15; provided, that if this Agreement is terminated pursuant to Section 10.1(d), the obligations set forth in Sections 3, 4.1(b), 4.1(c) and 4.2 will also terminate. Notwithstanding the preceding sentence, termination of this Agreement will not limit or impair any remedies that either of TCI or Insight may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement prior to termination.

SECTION 11.  MISCELLANEOUS PROVISIONS

                  11.1 Parties Obligated and Benefited. Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that Insight or TCI may, without the consent of any other party, prior to Closing assign all of such party rights and obligations under this Agreement to any Affiliate of such party provided such assignee can make all of the representations and warranties applicable to the assigning party hereunder (other than those relating to jurisdiction of incorporation), the assigning party can provide reasonable assurances that such assignee can otherwise perform the covenants, agreements and obligations applicable to the assigning party hereunder and such assignment would not materially delay or hinder the consummation of the transactions contemplated by this Agreement. No assignment by either party of its rights hereunder shall release such party from its obligations hereunder. If Insight elects to have an Affiliate of Insight be the partner in New LP or, if Closing does not occur, the partner in ICP-VI, or be the member in New LLC, Insight agrees that it will be liable to TCI to perform the obligations to be performed by such Affiliate as a partner in, or manager of, New LP or ICP-VI or as a member in New LLC to extent such obligations are not performed by such Affiliate.

                  11.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

                  To TCI at:

                           c/o Tele-Communications, Inc.
                           9197 South Peoria Street
                           Englewood, Colorado  80112
                           Attention: Derek Chang
                           Telecopy:  (720) 875-5396

                           With a copy similarly addressed to the attention of
                  Legal Department

                  To Insight at:

                           Insight Communications Company, L.P.
                           126 East 56th Street
                           New York, New York
                           Attention: Michael S. Willner
                           Telecopy: (212) 371-1549

                  With a copy to:

                           Dow, Lohnes & Albertson PLLC
                           1200 New Hampshire Avenue, N.W.
                           Washington, D.C. 20036
                           Attention: Leonard J. Baxt, Esq.
                           Telecopy: (202) 776-2222

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation.

                  11.3 Right to Specific Performance. Insight and TCI acknowledge that the unique nature of the interests to be contributed by them pursuant to this Agreement renders money damages an inadequate remedy for the breach by them of their obligations under this Agreement, and they agree that in the event of such breach, they will upon proper action instituted by either of them, be entitled to a decree of specific performance of this Agreement.

                  11.4 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

                  11.5 Captions. The section and other captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  11.6 Choice of Law. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF DELAWARE.

                  11.7 Terms. Terms used with initial capital letters or otherwise defined in this Agreement will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

                  11.8 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

                  11.9 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

                  11.10 Late Payments. If any party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

                  11.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

                  11.12 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the matters contemplated hereby and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

                  11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

                  11.14 Construction. This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

                  11.15 Expenses. Except as otherwise expressly provided in this Agreement (which expenses the parties shall pay as so provided), each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

                  11.16 Tax Consequences. No party to this Agreement makes any representation or warranty, express or implied, with respect to the tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any tax consequences arising under this Agreement. Each party has relied solely on its own tax advisors with respect to the tax implications of this Agreement.

                  11.17 Commercially Reasonable Efforts. For purposes of this Agreement, unless a different standard is expressly provided with respect to any particular matter, "commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

                  11.18 Further Assurances. At and after the Closing, each of the parties will promptly execute and deliver, or cause to be executed and delivered, to the other parties all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other parties as they may reasonably request in order to carry out or evidence the terms of this Agreement.

                  11.19 Third Party Beneficiary. No Person that is not a party to this Agreement shall be a third party beneficiary of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                          TCI OF INDIANA HOLDINGS, LLC

                          By: TCI of Indiana, Inc., its managing member

                          By:
                             ---------------------------------------------
                          Name:  Derek Chang
                          Title: Vice President

                          INSIGHT COMMUNICATIONS COMPANY, L.P.

                          By:    ICC Associates, L.P., its general partner

                                 By:   Insight Communications, Inc., its
                                       general partner

                          By:
                             ---------------------------------------------
                          Name:
                               -------------------------------------------
                          Title:
                                ------------------------------------------